UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  September 1, 2021

Commission File Number	Exact name of registrant as specified in its charter	State of Incorporation	I.R.S. Employer Identification No.
1-6364	South Jersey Industries, Inc.	New Jersey	22-1901645
000-22211	South Jersey Gas Company	New Jersey	21-0398330

	Address of principal executive offices	City	State	Zip Code	Registrant's telephone number, including area code
South Jersey Industries, Inc.	1 South Jersey Plaza	Folsom	New Jersey	08037	(609)	561-9000
South Jersey Gas Company	1 South Jersey Plaza	Folsom	New Jersey	08037	(609)	561-9000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

South Jersey Industries, Inc.
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIV	New York Stock Exchange

South Jersey Gas Company
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act)

South Jersey Industries, Inc.	Emerging growth company ☐
South Jersey Gas Company	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

South Jersey Industries, Inc.	☐
South Jersey Gas Company	☐

This combined Current Report on Form 8-K is provided by the following registrants: South Jersey Industries, Inc. (“SJI”); and South Jersey Gas Company (“SJG”). Information relating to SJI or any of its subsidiaries, other than SJG, is filed by SJI on its own behalf.  SJG is only responsible for information about itself.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2021, South Jersey Industries, Inc. (“SJI”), South Jersey Gas Company (“SJG”) and Elizabethtown Gas Company (“ETG” and, together with SJI and SJG, each, a “Borrower” and, collectively, the “Borrowers”) entered into an unsecured, five-year master revolving credit facility with a syndicate of banks and Wells Fargo National Bank, National Association, as administrative agent (the “Credit Agreement”).   Both SJG and ETG are indirect wholly-owned subsidiaries of SJI.  The Credit Agreement expires on September 1, 2026, unless earlier terminated or extended in accordance with its terms.

The Credit Agreement provides for maximum borrowings in a total aggregate amount of $1 billion, including the issuance of swingline loans (in an amount not to exceed an aggregate of $100 million) and letters of credit (in an amount not to exceed an aggregate of $350 million, of which $50 million has been initially committed by various lenders), each at the applicable interest rates specified in the Credit Agreement.  Each Borrower’s obligations under the Credit Agreement is several, not joint and several, and each Borrower has access to a portion of the facility (a “Sublimit”) under which it can borrow, with the Sublimits of SJI, SJG and ETG initially being $500 million, $250 million and $250 million, respectively.  The Sublimits may be changed from time to time at the request of the Borrowers, but with maximum and minimum Sublimits, which are subject to change upon certain events, including if the amount of available credit is increased, as follows:  SJI – maximum Sublimit $600 million and minimum Sublimit $400 million; SJG – maximum Sublimit $300 million and minimum Sublimit $200 million; and ETG – maximum Sublimit $300 million and minimum Sublimit $200 million.

Subject to certain conditions set forth in the Credit Agreement, the Borrowers may increase the amount of the borrowings available under the Credit Agreement by up to a maximum aggregate amount of $250 million (for a total facility of up to $1.25 billion), although no lender is obligated to increase its commitment. At the closing of the transaction, SJI borrowed funds to repay amounts it owed under its 2017 credit facility, which agreement was then terminated as indicated in Item 1.02 of this Current Report on Form 8-K. After the closing, proceeds from borrowings under the Credit Agreement may be used by the Borrowers for working capital and other general corporate purposes.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of each Borrower and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0 (as such terms are defined in the Credit Agreement).  The Credit Agreement also contains customary events of default.

Many of the lenders under the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Borrowers or their affiliates, and affiliates of certain of these lenders have served in the past as underwriters in public offerings of securities by SJI or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement filed herewith.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entry into the Credit Agreement, the following revolving credit facilities were terminated effective September 1, 2021:  (a) the credit agreement, dated as of August 7, 2017, as amended, among SJI, the lenders party thereto and Wells Fargo, National Association, as administrative agent, which provided for a revolving credit facility of up to $500 million; (b) the credit agreement, dated as of August 14, 2017, as amended, among SJG, SJI Utilities, Inc., the lenders party thereto and Wells Fargo, National Association, as administrative agent, which provided for a revolving credit facility of up to $200 million; and (c) the credit agreement, dated as of June 29, 2018, as amended, among ETG, SJI Utilities, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which provided for a revolving credit facility of up to $200 million.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events

In connection with entry into the Credit Agreement, SJI entered into amendments to four previous note purchase agreements (June 2012, August 2017, April 2018 and May 2020) principally to enable SJG and ETG to become parties to the Credit Agreement along with SJI without having to become guarantors of the notes issued under such note purchase agreements.

Copies of the amendments to the four note purchase agreements are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01. The foregoing summary of the amendments is qualified in its entirety by reference to the text of the amendments filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1
Five-Year Revolving Credit Agreement, dated as of September 1, 2021, among South Jersey Industries, Inc., South Jersey Gas Company, Elizabethtown Gas Company, the several lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	Fourth Amendment to the Note Purchase Agreement dated as of June 28, 2012, by and among South Jersey Industries, Inc. and the institutions signatory thereto, dated as of August 31, 2021.

99.2	Fourth Amendment to the Note Purchase Agreement dated as of August 16, 2017, by and among South Jersey Industries, Inc. and the institutions signatory thereto, dated as of August 31, 2021.

99.3	Third Amendment to the Note Purchase Agreement dated as of April 25, 2018, by and among South Jersey Industries, Inc. and the institutions signatory thereto, dated as of August 31, 2021.

99.4	First Amendment to the Note Purchase Agreement dated as of May 27, 2020, by and among South Jersey Industries, Inc. and the institutions signatory thereto, dated as of August 31, 2021.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: September 3, 2021	By:	/s/ Steven R. Cocchi
Name: Steven R. Cocchi
Title: Senior Vice President and Chief Financial Officer

SOUTH JERSEY GAS COMPANY

Dated: September 3, 2021	By:	/s/ Steven R. Cocchi
Name: Steven R. Cocchi
Title: Chief Financial Officer